Bedminster Capital Corp.

90 Washington Valley Road • Bedminster • NJ  07921 • Telephone (908) 719-8941

June 30 , 2008

The Management Agreement between Apogee Holdings Inc. ( Apogee) and Bedminster Capital Corp. ( BCC) dated March 1 , 2007 is hereby terminated by the parties effective today.    Apogee agrees to waive all outstanding amounts owed to it under the Agreement.

BEDMINSTER CAPITAL CORP.                                        APOGEE HOLDINGS INC.

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Paul Patrizio   ,  CEO                                                                Paul Patrizio,  President